SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ---------------------------------

                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) June 13, 2001
                                                          --------------



                                  Systemax Inc.
             (Exact name of registrant as specified in its charter)



          Delaware                       1-13792                11-3262067
          --------                       -------                ----------
  (State or other jurisdiction of     (Commission File        (I.R.S. Employe
 incorporation or organization)           number)            Identification No.)




              22 Harbor Park Drive, Port Washington, New York 11050
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (516) 608-7000
                                                           --------------






Item 5.  Other Events
         ------------

          On June 13, 2001 Systemax Inc. signed an agreement with several lenders, led by The Chase Manhattan Bank, providing the Company with a secured three-year revolving credit facility of up to $70 million. The Company's previous facility was repaid in full at the closing.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

         (c)      Exhibits

                  10.1 Loan and Security Agreement between The Chase Manhattan Bank (as Lender, as Agent and as Sole Arranger and Sole Book Runner and TransAmerica Business Capital Corporation (as Lender and as Co-Agent) with Sytemax Inc., Systemax Manufacturing Inc., Global Computer Supplies, Inc., Tiger Direct, Inc., Dartek Corporation, Nexel Industries, Inc., Misco America Inc., Systemax Retail Sales, Inc., Papier Catalogures, Inc. Millennium Falcon Corp., Tek Serv Inc., B.T.S.A., Inc. and Keyboardmall.com Inc. (as Borrowers)






                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 14, 2001                      Systemax Inc.


                                         By: /s/ Steven M. Goldschein
                                             ------------------------
                                             Steven M. Goldschein
                                             Senior Vice President and Chief
                                             Financial Officer

                                  EXHIBIT INDEX


Exhibit Number   Description Of Exhibit                                     Page

10.1 Loan and Security Agreement between The Chase Manhattan Bank 5 (as Lender, as Agent and as Sole Arranger and Sole Book
                Runner and TransAmerica Business Capital Corporation (as
                Lender and as Co-Agent) with Sytemax Inc., Systemax Manufacturing Inc., Global Computer Supplies, Inc., Tiger Direct, Inc., Dartek Corporation, Nexel Industries, Inc.,
                Misco America Inc., Systemax Retail Sales, Inc., Papier Catalogures, Inc. Millennium Falcon Corp., Tek Serv Inc., B.T.S.A., Inc. and Keyboardmall.com Inc. (as Borrowers)